Exhibit 99.1

ProMIS Neurosciences, Inc. Announces Leadership Transition

Appoints Neil Warma, Industry Leader and ProMIS Board Member, as Interim Chief Executive Officer

CAMBRIDGE, Massachusetts and TORONTO, Ontario, January 3, 2024 -- ProMIS Neurosciences Inc. (Nasdaq: PMN), a biotechnology company focused on the generation and development of antibody therapeutics targeting toxic misfolded proteins in neurodegenerative diseases such as Alzheimer’s disease (AD), amyotrophic lateral sclerosis (ALS) and multiple system atrophy (MSA), today announced a strategic leadership change. The Company’s Board of Directors appointed Neil Warma, a highly-qualified biotechnology industry executive and ProMIS Board member, as interim Chief Executive Officer to succeed Gail Farfel, Ph.D., who has stepped down to pursue other opportunities. Mr. Warma’s appointment is expected to provide a seamless transition as the Company remains focused on advancing the ongoing clinical program for PMN310 in Alzheimer’s disease and forging strategic partnerships to accelerate ProMIS’ broad potential for groundbreaking drug development.

“On behalf of the Board, I am thrilled to welcome Neil as our interim CEO. His leadership and his neuroscience background, combined with a profound understanding of our mission in novel drug development, positions the Company well for growth during this transition period,” said Gene Williams, Chairman of the Board of ProMIS. “Under Neil’s guidance, we are confident in our ability to advance our ongoing clinical program and foster partnerships that will drive innovation in dementias and other neurodegenerative disease treatments. He has a strong business development background having negotiated several deals with large pharmaceutical companies, which will also be a focus of the Company going forward.”

“We thank Dr. Farfel for her contributions and leadership during her tenure at ProMIS and wish her continued success in her endeavors,” added Mr. Williams.

Mr. Warma expressed enthusiasm about the opportunity, stating, "I am pleased to take on the interim CEO role for ProMIS at this exciting time in the Company’s development. Our focus on leveraging artificial intelligence to selectively identify and target misfolded proteins represents a pioneering approach in drug development. The potential of the ProMIS platform is unmatched across multiple indications and our plan is to leverage this unique opportunity.”

“I look forward to working with our very talented team and remain committed to advancing our ongoing clinical program with PMN310, building our broad portfolio for the treatment and prevention of dementias, and driving strategic partnerships that will propel us closer to our goal of transforming lives through innovative new treatments,” concluded Mr. Warma.

Mr. Warma brings a wealth of industry knowledge and a passion for innovation, having served as an independent Director on ProMIS’ Board since 2022. He has a proven track record of successfully leading and building biotech companies as a founder and executive leader. He has considerable experience advancing products through the various stages of drug development from preclinical to commercialization. Mr. Warma has held senior leadership positions at several biotech and pharma companies, including Novartis, Opexa Therapeutics and I-Mab BioPharma, Inc. Most recently, he served as the CEO of Genexine, Inc. a South Korean-based biotech company, where he led the successful approval of the Company’s first commercial product.

Mr. Warma holds an M.B.A. from the Schulich School of Business at York University and an H.B.Sc. in Neuroscience from the University of Toronto - University of Trinity College.

About ProMIS Neurosciences Inc.

ProMIS Neurosciences Inc. is a clinical stage biotechnology company focused on generating and developing antibody therapeutics selectively targeting toxic misfolded proteins in neurodegenerative diseases such as Alzheimer’s disease (AD), amyotrophic lateral sclerosis (ALS) and multiple system atrophy (MSA). The Company’s proprietary target discovery engine applies a thermodynamic, computational discovery platform - ProMIS™ and Collective Coordinates - to predict novel targets known as Disease Specific Epitopes on the molecular surface of misfolded proteins. Using this unique approach, the Company is developing novel antibody therapeutics for AD, ALS and MSA.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain information in this news release constitutes forward-looking statements and forward-looking information (collectively, “forward-looking information”) within the meaning of applicable securities laws. In some cases, but not necessarily in all cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “excited to”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “is positioned”, “estimates”, “intends”, “assumes”, “anticipates” or “does not anticipate” or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Specifically, this news release contains forward-looking information relating to the Company’s expectations regarding its clinical development of its lead product, PMN310, for Alzheimer’s disease. Statements containing forward-looking information are not historical facts but instead represent management's current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties and assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, the Company’s ability to fund its operations and continue as a going concern, its accumulated deficit and the expectation for continued losses and future financial results. Important factors that could cause actual results to differ materially from those indicated in the forward-looking information include, among others, the factors discussed throughout the “Risk Factors” section of the Company's most recently filed annual information form available on www.SEDAR.com, in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2022 and the section entitled “Risk Factors” in its Post-Effective Amendment No. 1 to Form S-1, filed March 17, 2023, each as filed with the Securities and Exchange Commission, and subsequent quarterly reports. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For further information:

Visit us at www.promisneurosciences.com

Please submit media inquiries to info@promisneurosciences.com

For Investor Relations, please contact:
Stern Investor Relations
Anne Marie Fields, Managing Director

annemarie.fields@sternir.com

Tel. 212-362-1200